Exhibit 23.6

                        December 15, 1997


Board of Directors
Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

Members of the Board:

     We hereby consent to the use of our opinion letter to the Board of Directors of Sovereign Bancorp, Inc. ("Sovereign"), included as Appendix C to the Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of ML Bancorp, Inc. with and into Sovereign, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "SUMMARY--The Merger-- Opinions of Financial Advisors," "THE MERGER--Opinions of Financial Advisors--Opinion of Sovereign's Financial Advisor" and "--Reasons for the Merger--Sovereign's Reasons for the Merger". In giving such consent, we do not admit, and hereby disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   Merrill Lynch, Pierce, Fenner
                                   & Smith Incorporated

                                   /s/ John R. Chrin

                                   Name:  John R. Chrin
                                   Title:  Director